UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_________________________

FORM 8-A/A

Amendment No. 1
_________________________

CURRENT REPORT

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

TEXAS INDUSTRIES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	75-0832210
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1341 West Mockingbird Lane Dallas, Texas	75247
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class To be so registered	Name of each exchange on which each class is to be registered
Preferred Share Purchase Rights	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   ☐
Securities Act registration statement file number to which this form relates:                                 (if applicable).

Item 1	Description of Registrant’s Securities to be Registered.

Item 1 of the Form 8-A dated October 19, 2006 (the “Form 8-A”), filed by Texas Industries, Inc. (the “Company”), is hereby amended by adding the following:

On July 19, 2009, Texas Industries, Inc. (the “Company”) entered into Amendment No. 2 (the “Second Amendment”) to the Rights Agreement, dated November 1, 2006 (the “Rights Agreement”), by and between the Company and Mellon Investor Services LLC, as amended by Amendment No. 1 to the Rights Agreement, dated as of February 2, 2010.  The Second Amendment (a) increases to 20% (from 15%) the percentage of the Company’s outstanding common stock that a stockholder may own before becoming an Acquiring Person, as defined in the Rights Agreement, and (b) changes the final expiration date of the Rights Agreement from November 1, 2012 to December 31, 2010.  The foregoing summary of the Second Amendment is qualified in its entirety by reference to the full text of the Second Amendment, which is filed as Exhibit 4.3 hereto and is incorporated by reference herein.

Item 2	Exhibits.

Item 2 is hereby amended by adding the following exhibits:

4.2
Amendment No. 1 to Rights Agreement, executed on February 2, 2010 to be effective as of January 13, 2010 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 8, 2010).

4.3
Amendment No. 2 to Rights Agreement, dated as of July 19, 2010, by and between the Company and Mellon Investor Services LLC (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 20, 2010).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEXAS INDUSTRIES, INC. By: /s/ Kenneth R. Allen
Date: July 20, 2010	Kenneth R. Allen Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description.

4.2
Amendment No. 1 to Rights Agreement, executed on February 2, 2010 to be effective as of January 13, 2010 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 8, 2010).

4.3
Amendment No. 2 to Rights Agreement, dated as of July 19, 2010, by and between the Company and Mellon Investor Services LLC (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 20, 2010).